Consent of Independent Auditors


We consent to the references made to our firm under the captions "Financial Highlights" and "Independent Auditors" and to the incorporation by reference herein of our reports dated November 14, 1997, with respect to the financial statements and financial highlights of each of the funds constituting the Smith Barney Concert Investment Series, formerly Van Kampen American Capital Common Sense Trust included in Post Effective Amendment No. 20 to the Registration Statement (Form N-1A No. 33-11716) and the related Prospectus of Concert Investment Series.





	ERNST & YOUNG LLP

Houston, Texas
February 25, 1998